Exhibit 99.1

Checkmate Pharmaceuticals Appoints Alan Bash as President and CEO

Accomplished global biopharmaceutical executive with over 20 years of strategic and operational leadership at Bristol Myers Squibb

CAMBRIDGE, Mass., February 9, 2022 – Checkmate Pharmaceuticals, Inc. (Nasdaq: CMPI) (“Checkmate”), a clinical stage biopharmaceutical company focused on developing its proprietary technology to harness the power of the immune system to combat cancer, today announced the appointment of Alan Bash as President and Chief Executive Officer, effective March 1, 2022. Mr. Bash, who will also join the Board of Directors, will succeed Alan Fuhrman, who has served as interim President and Chief Executive Officer since October 2021. Mr. Fuhrman will continue to serve Checkmate as a member of the Board of Directors.

“I am very pleased to welcome Alan Bash as President and CEO. With over two decades of leadership experience at Bristol Myers Squibb, Mr. Bash has extensive expertise translating innovative science into meaningful advances for patients, notably driving the successful launch and commercialization of Opdivo® and Yervoy®,” said Mike Powell, Chairman of the Board of Directors. “Under Alan’s leadership, Checkmate will continue developing novel treatments for patients with difficult-to-treat cancers. The Company’s lead program vidutolimod, continues to progress in multiple clinical studies and towards registration in refractory melanoma. I want to thank Mr. Fuhrman for his outstanding stewardship as interim President and CEO over these past months.”

“I am honored to be joining an experienced management team, an accomplished Board and a Company built on the potential to improve the lives of those living with cancer,” said Mr. Bash. “Vidutolimod combines a powerful, unique immune activator, CpG-A DNA, with an innovative delivery platform, that has demonstrated potential best-in-class efficacy in certain patients whose tumors were non-responsive to approved immunotherapies.”

Mr. Bash’s appointment follows the recent additions of Jon Wigginton, M.D. and Joy Yan, M.D., Ph.D. to the Checkmate Board of Directors. These appointments provide complementary leadership and immuno-oncology expertise and position Checkmate well to advance the development of vidutolimod and unlock its value potential.

Mr. Bash will join Checkmate from Bristol Myers Squibb (“BMS”), where he currently serves as Senior Vice President, Commercial Model Innovation, and prior to that, Senior Vice President, Commercial for Immunology and Fibrosis, partnering with Research & Development to advance early and late-stage assets in the integrated BMS and Celgene portfolios. He has a deep expertise in immuno-oncology, having led the U.S. launch of the PD-1 checkpoint inhibitor, Opdivo®; serving as franchise lead for metastatic melanoma; and leading the launch of the first FDA-approved checkpoint combination. He also served as Worldwide Vice President for BMS’s lung cancer franchise and led the product team for a targeted treatment for head and neck cancer and colorectal cancer. He earned his BA from Georgetown University and his MBA from Columbia Business School.

About Checkmate

Checkmate Pharmaceuticals is a clinical stage biotechnology company focused on developing its proprietary technology to harness the power of the immune system to combat cancer. Checkmate Pharmaceuticals’ product candidate, vidutolimod (CMP-001), is an advanced generation Toll-like receptor 9 (TLR9) agonist, delivered as a biologic virus-like particle utilizing a CpG-A oligodeoxynucleotide as a key component, designed to trigger the body’s innate immune system to attack tumors in combination with other therapies. Information regarding Checkmate Pharmaceuticals is available at www.checkmatepharma.com.

Availability of Other Information About Checkmate Pharmaceuticals

Investors and others should note that we communicate with our investors and the public using our website (www.checkmatepharma.com), our investor relations website (ir.checkmatepharma.com), and on social media (Twitter and LinkedIn), including but not limited to: investor presentations and investor fact sheets, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Checkmate Pharmaceuticals posts on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in us to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on our investor relations website and may include additional social media channels. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward Looking Statements

Various statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including words such as, but not limited to, “anticipate,” “believe,” “can,” “could,” “expect,” “estimate,” “design,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “target,” “likely,” “should,” “will,” and “would,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. These statements include those regarding vidutolimod (CMP-001), including its development, efficacy and therapeutic potential and the advancement of our clinical and preclinical pipeline. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. These forward-looking statements are subject to risks and uncertainties, including those related to the development of our product candidate, including any delays in our ongoing or planned preclinical or clinical trials, the results from clinical trials, including the fact that positive results from a trial may not necessarily be predictive of the results of future or ongoing clinical trials, the impact of the ongoing COVID-19 pandemic on our business, operations, clinical supply and plans, the risks inherent in the drug development process, the risks regarding the accuracy of our estimates of expenses and timing of development, our capital requirements and the need for additional financing, and obtaining, maintaining and protecting our intellectual property. These and additional risks are discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2021 and in our Annual Report on Form 10-K for the year ending December 31, 2020, as filed with the Securities and Exchange Commission which are available on the Securities and Exchange Commission’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Checkmate undertakes no duty to update this information unless required by law.

Investor Contact

Rob Dolski

Chief Financial Officer

rdolski@checkmatepharma.com

Media Contact

Karen Sharma

MacDougall Advisors

781-235-3060

ksharma@macdougall.bio